                                                                      EXHIBIT 23


                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60180) pertaining to the Amended and Restated Stock Option Plan (1986), the Registration Statement (Form S-8 No. 33-16250), pertaining to the Amended and Restated Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option (1993), as amended, the Registration Statement (Form S-8 No. 33-60289), pertaining to the Stock Option and Incentive Stock Plan (1995), the Registration Statement (Form S-8 No. 333-57645) pertaining to the Stock Incentive Plan (1998), the Registration Statements (Form S-3 No. 333-51775 and No. 33-51775-01), the Registration Statements (Form S-3 No. 333-38347 and No. 333-38347-01) and the Registration Statements (Form S-3 No. 333-91773, No. 333-91773-01, No. 333-91773-02 and No. 333-91773-03), and
related Prospectus of Toll Brothers, Inc. of our report dated December 12, 2000, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2000.

                                                      /s/ Ernst & Young LLP
                                                      --------------------------

Philadelphia, Pennsylvania
January 22, 2001